UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2018

BioLargo, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-19709	65-0159115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14921 Chestnut St., Westminster, California	92683
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 643-9540

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company.                         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                          ☐

Item 3.02 Unregistered Sales of Equity Securities

On July 2, 2018, the holders of two one-year notes in the aggregate principal amount of $280,000, which were due to mature on July 18, 2018, tendered an offer to the Company to convert 100% of the balance due on the outstanding notes into shares of our common stock in lieu of receiving cash. We (BioLargo, Inc., the “Company”) accepted the offer and agreed to convert the principal balance of $280,000 and $8,400 outstanding interest into an aggregate 1,153,600 shares of our common stock, at $0.25 per share. The notes were issued July 18, 2017, and originally provided for a conversion price of $0.42 per share.

All of these offerings and sales were made in reliance on the exemption from registration contained in Section 4(2) of the Securities Exchange Act and/or Regulation D promulgated thereunder as not involving a public offering of securities.

Item 8.01 Other Events

On June 5, 2018, the holder of a nine-month note in the principal amount of $150,000 maturing October 16, 2018 submitted a notice to convert $50,000 due on the note for $0.25 per share. The note was originally convertible at $0.394 per share, and contained provisions that would lower the conversion price to the lowest price offered by the Company while the notes were outstanding. Therefore, the conversion price was reduced pursuant to the terms of the note as a result of subsequent sales by the Company of its common stock at $0.25 per share. The Company issued 200,000 shares of its common stock. These shares were registered with the Securities and Exchange Commission (“SEC”) on Form S-1 filed and effective February 8, 2018, which registered a total of 394,949 shares on behalf of this noteholder. Of the amount converted, $2,877 was outstanding interest, and $47,123 was principal. On June 8, 2018, the holder submitted a second notice, to convert $47,123.29 due on the note. The Company issued 194,949 shares of its common stock. These shares were registered with the SEC on Form S-1 filed and effective February 8, 2018. Of the amount converted, $99 was outstanding interest, and $48,639 was principal. Following this conversion, the principal amount of $54,238 remains due on the note.

On June 5, 2018, the holder of a nine-month note in the principal amount of $500,000 maturing September 18, 2018 submitted a notice to convert $25,000 due on the note for $0.25 per share. The note was originally convertible at $0.394 per share. The conversion price was reduced pursuant to the terms of the note as a result of subsequent sales by the Company of its common stock at $0.25 per share. The Company issued 100,000 shares of its common stock. These shares were registered with the SEC on Form S-1 filed and effective February 8, 2018. Of the amount converted, $11,575 was outstanding interest, and $13,425 was principal. Following this conversion, the principal amount of $486,575 remains due on the note.

Item 9.01 Exhibits

Incorporated by Reference Herein
Exhibit Number	Exhibit Description	Form	File Date
4.01	Form of One-Year Note issued July 2017	Form 10-Q	8/14/2017
4.02	Note, dated as of December 14, 2017, by and between BioLargo, Inc. and Vista Capital Investments, LLC maturing September 18, 2018.	Form 8-K	12/22/2017
4.03	Amendment, dated as of December 18, 2017, by and between BioLargo, Inc. and Vista Capital Investments, LLC maturing September 18, 2018.	Form 8-K	12/22/2017
4.04	Note, dated as of January 16, 2018, by and between BioLargo, Inc. and FirstFire Global Opportunity Fund, LLC maturing October 16, 2018.	S-1	1/17/2018
99.1*	Press release dated July 9, 2018

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 9, 2018	BIOLARGO, INC.

	By:	/s/ Dennis P. Calvert
Dennis P. Calvert
President and Chief Executive Officer